As filed with the Securities and Exchange Commission on June 3, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARIES MARITIME TRANSPORT LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6 Posidonos Ave. Kallithea 176 74 Athens Greece 011 30 210 946 7433		Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant’s principal executive offices)		(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Robert E. Lustrin, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)	Ted W. Paris, Esq. Baker Botts L.L.P. One Shell Plaza 910 Louisiana Houston, Texas 77002 (713) 229-1234 (telephone number) (713) 229-1522 (facsimile number)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-124952

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Shares, $0.01 par value per share	2,346,000	$12.50	$31,825,000	$3,745.80

(1)	Includes 306,000 Common Shares subject to an over-allotment option granted to the Underwriters.
(2)	Based on the initial public offering price.
(3)	Fee previously paid with Registration Statement on Form F-1, Registration No. 333-124952.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (Registration No. 333-124952) filed by Aries Maritime Transport Limited with the Securities and Exchange Commission, which was declared effective by the Commission on June 3, 2005, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

All exhibits filed with or incorporated by reference in Registration Statement No. 333-124952 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Appleby Spurling Hunter

23.1	Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers S.A.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 3rd day of June, 2005.

ARIES MARITIME TRANSPORT LIMITED

By:	/s/ MONS S. BOLIN
Name: Mons S. Bolin
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons on June 3, 2005 in the capacities indicated.

Signature	Title

/s/ MONS S. BOLIN Mons S. Bolin	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ RICHARD J.H. COXALL Richard J.H. Coxall	Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this amendment to the registration statement in the City of Newark, State of Delaware, on June 3, 2005.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi
Title: Managing Director

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